Exhibit 15
November 8, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 8, 2005 on our review of interim financial information of Colonial Realty Limited Partnership for the three and nine month periods ended September 30, 2005 and 2004 and included in the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statement on Form S-3 related to the Shelf Registration filed on June 23, 2005 (File No. 333-126086).
Very truly yours,

/s/ PricewaterhouseCoopers LLP
Birmingham, AL

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